UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 17, 2005 (Date of earliest event reported: August 17, 2005)

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota	000-14247	41-1458152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 8.01 Other Events

In connection with the closing of the recent merger between IsoRay, Inc. (the "Company") and IsoRay Medical, Inc., and the resulting change of the Company's name from Century Park Pictures Corporation to IsoRay, Inc., the Company has been issued a new trading symbol for its common stock. The new trading symbol, which will take effect at the open of the market on August 17, 2005, will be "ISRY", quoted on the Pink Sheets.

On August 17, 2005, the Company issued a press release announcing the new trading symbol for its common stock. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

ITEM 9.01 Exhibits

(c)	Exhibits

99.1	Press release of IsoRay, Inc. dated August 17, 2005.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISORAY, INC. a Minnesota corporation

Date: August 16, 2005	By:	/s/ Roger Girard

Roger Girard, CEO